Exhibit 99.1

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Autoliv Updates Long-Term Targets and Strategy for Growth

(Stockholm – May 14, 2013) – – – At its Capital Market Day today in Vårgårda, Sweden, Autoliv Inc. (NYSE: ALV and SSE: ALIV), the world-wide leader in automotive safety systems, updates its long-term targets and outlines its strategy for growth. The Company also outlines its business plan and the financial effects of the plan and the long-term targets. In addition the Company presents plans for the key areas of growth markets, innovation and active safety.

“The long-term targets we are communicating today should allow us to further strengthen our number one position in the automotive safety industry, while providing competitive returns to our shareholders”, said Jan Carlson, President & CEO of Autoliv Inc.

“Our growth strategy focuses on increasing our active safety market share and strengthening our passive safety leadership position. To achieve this we are investing in technical development in passive and active safetywhile actively pursuing acquisition opportunities, primarily in active safety.

At the same time we are operating in an environment of change and uncertainty. Our industry is undergoing fundamental changes, as the majority of the world’s vehicle production moves to growth markets, and the economic uncertainty in Europe continues,” he concluded.

The Company’s updated long-term targets are to:

•	Grow organic sales* at least in line with its market

•	Have a debt policy with a leverage ratio* (net debt to EBITDA) of around 1x

•	Have an operating margin of 8-9% over the business cycles

•	EPS growth faster than organic sales growth (excluding effects of currency)

These long-term targets exclude potential costs and expenses from on-going antitrust investigations.

The long-term leverage target is an operating financial leverage ratio of around 1x within a range of 0.5x to 1.5x. This revised debt policy should allow Autoliv to allocate up to $1.3 billion (including its current net cash position of close to $400 million) for acquisitions to support growth, to return funds to shareholders and be prepared for costs associated with the on-going antitrust investigations. The Company intends to start adjusting towards the new policy this year, and plans to be within its target range during 2014.

Autoliv Inc.	Autoliv Americas
Vasagatan 11, 7th floor	26545 American Drive
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Southfield, MI 48034, USA
Tel +46 (8) 58 72 06 27, Mobile +46 709 57 81 27	Tel +1 (248) 223 8107, Mobile +1 (248) 794 4537
e-mail: thomas.jonsson@autoliv.com	e-mail: ray.pekar@autoliv.com

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The Company also predicts that its current market should grow by approximately 5% annually to more than $27 billion until 2015, and that the same level of growth is not unlikely to continue until 2017. This forecast is based on existing vehicle production plans and current penetration rate trends for automotive passive and active safety systems. The Company long-term target is to grow its organic sales at least in line with this market. Autoliv believes that capital expenditure of 4-5% of sales is needed to support this level of continued growth of the Company.

The Company outlines how it intends to grow its market share in the rapidly growing active safety segment to be approaching 25% by 2015 from today’s 20%, by organically growing its sales in the active safety technologies it offers. Autoliv will also reiterate its previously communicated organic sales target for active safety of half a billion dollars in 2015, up from $218 million in 2012. Autoliv already offers an array of products in active safety, covering radar, vision and night vision technologies, and is continuing to look for acquisition opportunities to strengthen its product offering even more and advance its market presence in active safety.

In 2012, Autoliv’s market share in the growth markets increased to 34%, up from less than 30% five years ago. The Company believes there is opportunity to further strengthen this position, as exemplified by its expected continued market share growth for airbags and seatbelts in China from 35% in 2012 to 37% in 2015. A strong position in frontal and side airbags where the penetration rates in some growth markets should increase by up to 20 percentage points between 2013 and 2017, should also support the future sales growth.

The Company further outlines how it intends to continue to deliver among the industry’s leading operating margins* of 8-9% over the business cycles. This should be achieved through new value-added products, RD&E for innovation, capacity alignments and savings in direct material and labor.

In a separate press release today, Autoliv announced that it will be introducing a new active safety system. A Stereo Vision System (SVS) that will help vehicle manufacturers meet the new EuroNCAP test criteria for Autonomous Emergency Braking (AEB), Intelligent Speed Assist (ISA) and Pedestrian Protection. Autoliv estimates that these recently announced stricter test criteria from EuroNCAP could increase the average safety content per five star rated vehicle in Europe by at least 60 USD in 2015.

Autoliv’s Capital Market Day presentations will be webcasted starting 9.00 AM CET, today. Please go to www.autoliv.com to follow the webcast. The slide material used will be available on the company’s website following the live presentations and can be found with Autoliv’s other filings with the SEC at www.sec.gov.

Inquiries:
Jan Carlson, President & CEO Autoliv	Tel +46 8 587 20 600
Thomas Jönsson, Vice President, Corporate Communications	Tel + 46 8 587 20 627

Autoliv Inc.	Autoliv Americas
Vasagatan 11, 7th floor	26545 American Drive
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Southfield, MI 48034, USA
Tel +46 (8) 58 72 06 27, Mobile +46 709 57 81 27	Tel +1 (248) 223 8107, Mobile +1 (248) 794 4537
e-mail: thomas.jonsson@autoliv.com	e-mail: ray.pekar@autoliv.com

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About Autoliv

Autoliv Inc., the worldwide leader in automotive safety systems, develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has approximately 80 facilities with 52, 000 employees in 29 countries. In addition, the Company has ten technical centers in nine countries around the world, with 21 test tracks, more than any other automotive safety supplier. Sales in 2012 amounted to US $8.3 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on the OMX Nordic Exchange in Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

*	In this press release we sometimes refer to non-U.S. GAAP measures that we and securities analysts use in measuring Autoliv’s performance. We believe that these measures assist investors and management in analyzing trends in the Company’s business for the reasons given below. Investors should not consider these non-U.S. GAAP measures as substitutes, but rather as additions, to financial reporting measures prepared in accordance with U.S. GAAP. It should be noted that these measures, as defined, may not be comparable to similarly titled measures used by other companies. For further details see our annual report on form 10K.

Safe Harbor

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. (“Autoliv,” the “Company” or “we”) or its management believes or anticipates may occur in the future. For example, forward-looking statements include, without limitation, statements relating to industry trends, business opportunities, sales contracts, sales backlog, and on-going commercial arrangements and discussions, as well as any statements about future operating performance or financial results.

In some cases, you can identify these statements by forward-looking words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “may,” “might,” “will,” “should,” or the negative of these terms and other comparable terminology, although not all forward-looking statements contain such words.

All forward-looking statements, including without limitation, management’s examination of historical operating trends and data, are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements.

Because these forward-looking statements involve risks and uncertainties, the outcome could differ materially from those set out in the forward-looking statements for a variety of reasons, including without limitation, changes in and the successful execution of our capacity alignment, restructuring and cost reduction initiatives discussed herein and the market reaction thereto; changes in general industry market conditions or regional growth or declines; loss of business from increased competition; higher raw material, fuel and energy costs; changes in consumer and customer preferences for end products; customer losses; changes in regulatory conditions; customer bankruptcies; consolidations or restructuring; divestiture of customer brands; unfavorable fluctuations in currencies or interest rates among the various jurisdictions in which we operate; fluctuation in vehicle production schedules for which the Company is a supplier; component shortages; market acceptance of our new products; costs or difficulties related to the integration of any new or acquired businesses and technologies; continued uncertainty in program awards and performance; the financial results of companies in which Autoliv has made technology investments or joint-venture arrangements; pricing negotiations with customers; our ability to be awarded new business; product liability, warranty and recall claims and other litigation and customer reactions thereto; higher expenses for our pension and other postretirement benefits including higher funding requirements of our pension plans; work stoppages or other

Autoliv Inc.	Autoliv Americas
Vasagatan 11, 7th floor	26545 American Drive
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Southfield, MI 48034, USA
Tel +46 (8) 58 72 06 27, Mobile +46 709 57 81 27	Tel +1 (248) 223 8107, Mobile +1 (248) 794 4537
e-mail: thomas.jonsson@autoliv.com	e-mail: ray.pekar@autoliv.com

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labor issues at our facilities or at the facilities of our customers or suppliers; possible adverse results of pending or future litigation or infringement claims; negative impacts of antitrust investigations or other governmental investigations and associated litigation relating to the conduct of our business (including securities litigation); tax assessments by governmental authorities; dependence on key personnel; legislative or regulatory changes limiting our business; political conditions; dependence on customers and suppliers; and other risks and uncertainties identified in Item 1A “Risk Factors” in our Annual Report and Quarterly Report on Form 10-K and 10-Q and any amendments thereto. The Company undertakes no obligation to update publicly or revise any forward-looking statements in light of new information or future events.

For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update any such statement.

Autoliv Inc.	Autoliv Americas
Vasagatan 11, 7th floor	26545 American Drive
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Southfield, MI 48034, USA
Tel +46 (8) 58 72 06 27, Mobile +46 709 57 81 27	Tel +1 (248) 223 8107, Mobile +1 (248) 794 4537
e-mail: thomas.jonsson@autoliv.com	e-mail: ray.pekar@autoliv.com